EXHIBIT 3.1

                            ARTICLES OF INCORPORATION

                                       OF

                              NAVIDEC CAPITAL INC.


                                    ARTICLE I

                                      NAME

     The name of the corporation shall be Navidec Capital Inc.


                                   ARTICLE II

                                PRINCIPAL OFFICE

     The address of the corporation's initial principal office in this state is 6399 South Fiddlers Green Circle, Suite 300, Greenwood Village, Colorado 80111.


                                   ARTICLE III

                               PERIOD OF DURATION

     This corporation shall exist perpetually unless dissolved according to law.


                                   ARTICLE IV

                                     PURPOSE

     The purpose for which this corporation is organized is to transact any lawful business or businesses for which corporations may be incorporated pursuant to the Colorado Business Corporation Act.


                                    ARTICLE V

                                     CAPITAL

     The aggregate number of shares which this corporation shall have the authority to issue is 100,000,000 shares, with a par value of $.001, which shares shall be designated common stock. No share shall be issued until it has been paid for, and it shall thereafter be nonassessable. The corporation may

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also issue up to 10,000,000 shares of voting preferred stock with a par value of
$.001. The preferred stock of the corporation shall be issued in one or more series as may be determined from time to time by the Board of Directors. In establishing a series, the Board of Directors shall give to it a distinctive designation so as to distinguish it from the shares of all other series and classes, shall fix the number of shares in such series, and the preferences, rights and restrictions thereof. All shares in a series shall be alike. Each series may vary in the following respects: (1) the rate of the dividend; (2) the price at the terms and conditions on which shares shall be redeemed; (3) the amount payable upon shares in the event of involuntary liquidation; (4) the amount payable upon shares in the event of voluntary liquidation; (5) sinking fund provisions for the redemption of shares; (6) the terms and conditions on which shares may be converted if the shares of any series are issued with the privilege of conversion; and (7) voting powers.


                                   ARTICLE VI

                                PREEMPTIVE RIGHTS

     A shareholder of the corporation shall not be entitled to a preemptive right to purchase, subscribe for, or otherwise acquire any unissued or treasury shares of stock of the corporation, or any options or warrants to purchase, subscribe for or otherwise acquire any such unissued or treasury shares, or any shares, bonds, notes, debentures, or other securities convertible into or carrying options or warrants to purchase, subscribe for or otherwise acquire any such unissued or treasury shares.


                                   ARTICLE VII

                                CUMULATIVE VOTING

     The shareholders shall not be entitled to cumulative voting.


                                  ARTICLE VIII

                           SHARE TRANSFER RESTRICTIONS

     The corporation shall have the right to impose restrictions upon the transfer of any of its authorized shares or any interest therein. The Board of Directors is hereby authorized on behalf of the corporation to exercise the corporation's right to so impose such restrictions.


                                   ARTICLE IX

                           REGISTERED OFFICE AND AGENT

     The initial registered office of the corporation shall be at 6399 South Fiddlers Green Circle, Suite 300, Greenwood Village, Colorado 80111, and the name of the initial registered agent at such address is Pat Mawhinney. Either the registered office or the registered agent may be changed in the manner provided by law.

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                                    ARTICLE X

                           INITIAL BOARD OF DIRECTORS

     The number of directors shall be fixed in accordance with the bylaws. The initial Board of Directors of the corporation shall consist of two directors, and the names and addresses of the persons who shall serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:


        Name                      Address
        ----                      -------

        Ralph Armijo              6399 South Fiddlers Green Circle, Suite 300
                                  Greenwood Village, CO 80111

        John R. McKowen           6399 South Fiddlers Green Circle, Suite 300
                                  Greenwood Village, CO 80111


                                   ARTICLE XI

                                 INDEMNIFICATION

     1. Limit on Director Liability. The corporation shall indemnify its directors, officers, employees, fiduciaries, and agents to the full extent permitted by Colorado law.

     2. Indemnification Not Exclusive Right. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, fiduciary or agent and shall inure to the benefit of heirs, executors, and administrators of such a person.

     3. Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under provisions of this Article.

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     4. Limit on  Director  Liability.  To the  fullest  extent  provided in the
Colorado Business Corporation Act, the officers, directors, fiduciaries, and agents of the company shall not be liable to the corporation or its Shareholders for monetary damages.


                                   ARTICLE XII

                     TRANSACTIONS WITH INTERESTED DIRECTORS

     No contract or other transaction between the corporation and one (1) or more of its directors or any other corporation, firm, association, or entity in which one (1) or more of its directors are directors or officers are financially interested shall be either void or voidable solely because of such relationship or interest, or solely because such directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction, or solely because their votes are counted for such purpose if:


     (A) The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors;

     (B) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; or

     (C) The contract or transaction is fair and reasonable to the corporation.

     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction.

     The officers, directors and other members of management of this corporation shall be subject to the doctrine of "corporate opportunities" only insofar as it applies to business opportunities in which this corporation has expressed an interest as determined from time to time by this corporation's Board of Directors as evidenced by resolutions appearing in the corporation's minutes. Once such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors, and other members of management of this corporation shall be disclosed promptly to this corporation and made available to it. The Board of Directors may reject any business opportunity presented to it and thereafter any officer, director or other member of management may avail himself of such opportunity. Until such time as this corporation, through its Board of Directors, has designated an area of interest, the officers, directors and other members of management of this corporation shall be free to engage in such areas of interest on their own and this doctrine shall not limit the rights of any officer, director or other member of management of this corporation to continue a business existing prior to the time that such area of interest is designated by the corporation. This provision shall not be construed to release any employee of this corporation (other than an officer, director or member of management) from any duties which he may have to this corporation.

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     Liability  of  Directors.  A  director  of  the  corporation  shall  not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability arising from
(i) any breach of the director's loyalty to the corporation or its stockholders,
(ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any transaction from which the director derived any improper personal benefit or (iv) any other act expressly proscribed or for which directors are otherwise liable under the Colorado Business Corporation Act. If the Colorado Business Corporation Act is subsequently amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of a director of the corporation shall be limited or eliminated to the fullest extent permitted by the Colorado Business Corporation Act or other Colorado law, as so amended. Any repeal or modification of this paragraph (section) by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.


                                  ARTICLE XIII

                                   MANAGEMENT

     For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

     (A) The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors;

     (B) The Board of Directors may from time to time make, amend, supplement or repeal the bylaws; provided, however, that the stockholders may change or repeal any bylaw adopted by the Board of Directors by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the corporation; and, provided further, that no amendment or supplement to the bylaws adopted by the Board of Directors shall vary or conflict with any amendment or supplement thus adopted by the stockholders;

     (C) The directors of the corporation need not be elected by written ballot unless the bylaws so provide; and

     (D) The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this right.

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                                   ARTICLE XIV

                             VOTING OF SHAREHOLDERS

     With respect to any general action to be taken by shareholders of this corporation, a vote or concurrence of the holders of a majority of a quorum present at a duly called meeting or of any class or series shall be required unless a greater number is required by statute, these Articles as amended, rule or regulation to which the corporation is subject. In no case shall the required vote exceed a majority of the outstanding shares entitled to vote thereon.


                                   ARTICLE XV

                                  INCORPORATOR

     The name and address of the incorporator is as follows:

     Roger V. Davidson
     Ballard Spahr Andrews & Ingersoll, LLP
     1225 17th Street, Suite 2300
     Denver, CO  80121








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